Registration No. 333-
                                _________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                ________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________
                              SNAP-ON INCORPORATED
             (Exact name of registrant as specified in its charter)
              Delaware                                    39-0622040
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                    Identification No.)
                                2801-80th Street
                         Kenosha, Wisconsin  53141-1410
                                 (414) 656-5200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                         ______________________________
                                  S.F. Marrinan
                            Vice President, Secretary
                               and General Counsel
                                2801-80th Street
                          Kenosha, Wisconsin 53141-1410
                                 (414) 656-5200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ______________________________
        Approximate date of commencement of proposed sale to the public:
   From time to time after this registration statement becomes effective.
                            ________________________
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                _________________
                         CALCULATION OF REGISTRATION FEE

                                         Proposed
     Title of Each                       Maximum      Proposed
        Class of                         Offering     Maximum
       Securities         Amount          Price      Aggregate     Amount of
         to be             to be           Per       Offering     Registration
       Registered    Registered(1)(2)    Unit(2)      Price(2)     Fee(1)(2)

    Common Stock,
    $1 par value     1,000,000 shares    $44.0625   $44,062,500     $12,999

    Preferred Stock
    Purchase
      Rights         1,000,000 rights      (3)          (3)           (3)


   (1) 607,333 and 376,667 shares of Common Stock (and related Preferred Stock Purchase Rights), and the corresponding filing fees of $4,450 and $4,289 that were previously paid by the Registrant, are being carried forward from the Registrant's earlier Registration Statements on Form S-3, Registration No. 33-37924 and Registration No. 333-21285, respectively.

   (2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the average of the high and low prices of Common Stock as reported on the New York Stock Exchange on November 28, 1997.

   (3) The value attributable to the Preferred Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.
                            ________________________

        Pursuant to Rule 429, the Prospectus referred to herein also relates to the Registrant's Registration Statements on Form S-3, Registration No. 33-37924 and Registration No. 333-21285.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.
                       ___________________________________

   PROSPECTUS                 SNAP-ON INCORPORATED

              DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

        The Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan") of Snap-on Incorporated (the "Company") provides new interested investors and holders of the Company's common stock, $1 par value (the "Common Stock"), who elect to participate in the Plan with a simple and convenient way to invest in the Company through new investments in Common Stock and reinvestments of cash dividends in additional shares of Common Stock without incurring brokerage commissions or service charges.

        Shares of Common Stock obtained by a Plan participant through initial investments, application of funds from additional cash payments or cash dividends paid on shares enrolled in the Plan for which the participant has elected dividend reinvestment, will be reflected in book-entry form in an account in the participant's name ("Plan Account"). A participant may also elect to deposit stock certificates with the Plan administrator for safekeeping.

        The dividend reinvestment and/or cash payment options offered under the Plan for eligible participants are:

        Full Dividend Reinvestment - A participant may elect to have all cash dividends paid on all of his/her shares of Common Stock automatically reinvested in additional shares of Common Stock.

        Partial Dividend Reinvestment - A participant may elect to automatically reinvest cash dividends received on a specified portion of his/her shares of Common Stock while continuing to receive any dividends declared on remaining shares.

        Additional Cash Payments - A participant may elect to make additional investments provided that these investments may be not less than $100 per payment ($500 in the case of an initial investment by a participant who is not a shareholder of record of Common Stock) nor more than $150,000 per year, whether or not the dividends to be received on any of the participant's Common Stock are then being reinvested pursuant to the Plan.

        Shares of Common Stock purchased for Plan participants will consist of authorized but unissued shares, treasury shares or shares acquired in market or negotiated transactions at the Company's sole discretion. The price of shares of Common Stock purchased for Plan participants will be the Average Price. See "Purchases" for the definition of Average Price.

        Plan participants may elect to participate in one or more options offered under the Plan by completing and signing an Enrollment
   Authorization Form and delivering it to First Chicago Trust Company of New York, the administrator of the Plan (the "Administrator").

        Participation in the Plan is strictly voluntary. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared. Participants may terminate their participation in the Plan at any time.

        This Prospectus relates to up to 1,984,000 shares of Common Stock registered and reserved for purchase under the Plan and 1,984,000 Preferred Stock Purchase Rights (the "Rights") which currently are attached to, and trade with, the shares of Common Stock. Neither the Company nor the Administrator can nor do they assure a participant of a profit or protection against a loss on shares purchased under the Plan. The Company suggests that prospective participants review this Prospectus carefully and retain it for future reference.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
   REPRESENTATION TO THE CONTRARY
   IS A CRIMINAL OFFENSE.

                The date of this Prospectus is             , 1997.

   DESCRIPTION OF THE PLAN

        The following description, in question and answer form, constitutes the Plan that is offered by this Prospectus to interested investors and holders of record of Common Stock.

                                     Purpose

   1. What is the purpose of the Plan?

        The purpose of the Plan is to provide interested new investors and holders of record of Common Stock with a simple and convenient method of investing in the Company through new investments in Common Stock and through reinvestment of cash dividends in additional shares of Common Stock without the cost associated with normal brokerage transactions. Also, to the extent shares of Common Stock are purchased under the Plan directly from the Company, the Plan will provide the Company with an additional source of funds for general corporate purposes.

                                   Advantages

   2. What advantages do I have if I participate in the Plan?

      * All fees and brokerage commissions in connection with purchases of Common Stock through the Plan, as well as administrative costs (other than those incurred upon any sales of shares from a participant's Plan Account and those incurred in connection with purchases through automatic deductions from your account at any U.S. bank or financial institution ("Bank Account")), are paid by the Company.

      * If you are not a holder of Common Stock, you may invest in Common Stock and become a Plan participant by making an initial investment through the Plan ("Initial Investment") of at least $500 by check, or by authorizing automatic withdrawals of at least $100 per month from your Bank Account for a minimum of five consecutive months.

      * You may increase your investment in the Company by automatically reinvesting all or part of your cash dividends in additional shares of Common Stock.

      * You may receive cash dividends on all your shares, including those held in your Plan Account.

      * You may make additional cash payments to purchase additional shares of Common Stock ("Additional Cash Payments") at any time, from a minimum of $100, by check or by automatic deduction from your Bank Account, up to a total of $150,000 per calendar year, regardless of whether dividends are being reinvested.

      * Full and fractional shares are credited in book-entry form to your Plan Account.

      * You may avoid the necessity of safekeeping certificates for shares of Common Stock credited in book-entry form to your Plan Account.

      * You may deposit for safekeeping into your Plan Account any Common Stock certificates you may hold.

      * Your recordkeeping is simplified since participants receive statements of their Plan Accounts after each purchase of shares.

      * You may transfer shares by gift to the Plan Account of another person.

                                  Participation

   3. Who is eligible to participate in the Plan?

        Any interested investor, including all shareholders of record of Common Stock (including employees of the Company), is eligible to participate in the Plan. If you are a citizen or resident of, or are organized or incorporated in a country other than the United States, you must determine that your participation in the Plan would not violate local laws applicable to the Company, the Plan or you. A shareholder of record may participate in the Plan by completing an Enrollment Authorization Form and returning it to the Administrator. If you are not currently a record holder of Common Stock, then you must complete an Initial Investment Form and send it to the Administrator. The Initial Investment Form must be accompanied by either an Authorization Form for Automatic Deductions of at least $100 per month for a minimum of five months, or an Initial Investment in the form of a check or money order, made payable (in U.S. Dollars) to "First Chicago-Snap-on". The minimum amount for an Initial Investment is $500 by check or money order, and the maximum amount cannot exceed $150,000 in a calendar year.

   4. May I participate if my shares are held for me in the name of my bank or broker?

        Beneficial owners of Common Stock who wish to participate in the Plan but whose shares are held for them in registered names other than their own (such as in the names of brokers, bank nominees or trustees) must become holders of record by having shares transferred into their own names, after which they may enroll in the Plan by completing an Enrollment Authorization Form as described above in Question 3.

   5. What are my dividend options?

        The Enrollment Authorization Form and the Initial Investment Form provide for the purchase of additional shares of Common Stock and/or the disbursement of cash dividends through the following options:

      * Dividend Reinvestment

      * Full Dividend Reinvestment - You may elect to automatically reinvest cash dividends paid on all of your shares in additional shares of Common Stock and have the ability to purchase additional shares of Common Stock through Additional Cash Payments.

      * Partial Dividend Reinvestment - You may elect to automatically receive cash dividends on a specified portion of your shares and reinvest dividends on the balance of your shares. You may also purchase additional shares of Common Stock through Additional Cash Payments.

      * Cash Dividends

        You may elect to automatically receive cash dividends paid on all of your shares and have the ability to purchase additional shares of Common Stock through Additional Cash Payments. Cash dividends will be paid by check via First Class Mail to your address of record. Alternatively, you may elect that these dividends be transferred to your Bank Account via electronic funds transfer by completing a Direct Deposit Authorization Form and returning it to the Administrator. This form is not part of the Enrollment Authorization Form or the Initial Investment Form and must be specifically requested from the Administrator. You may change your Bank Account by delivering a new, valid and usable Direct Deposit Authorization Form to the Administrator. If the designated electronic funds bank routing number or Bank Account number proves unusable for any reason, then the Administrator will mail a check for the subject dividend via First Class Mail to your address of record.

        By completing an Enrollment Authorization Form or Initial Investment Form, you are also appointing the Administrator as your agent. You are directing the Administrator to receive and apply the following to the purchase of shares of Common Stock:

        *    all or part of your cash dividends as specified by you,

        *    any Additional Cash Payments you may make as a participant, and

        *    your Initial Investment, if applicable.

   6. When will dividend reinvestment commence?

        Reinvestment of dividends will commence with the first dividend paid following your enrollment in the Plan, so long as the Administrator has received your Enrollment Authorization Form prior to the record date for that dividend payment. The Administrator must return to a participant within thirty (30) days after the dividend payment date any portion of the cash dividends that it has not invested in shares of Common Stock.

   7. May I deposit in my Plan Account shares of Common Stock that are already registered in my name?

        Yes. At the time of enrollment in the Plan, or at any later time, participants may use the Plan's share safekeeping service to deposit any Common Stock certificates in their possession with the Administrator. Shares deposited will be transferred into the name of the Administrator or its nominee and credited to the participant's account under the Plan. Thereafter, such shares will be treated in the same manner as shares purchased through the Plan. If a certificate issuance is later requested, then a new, differently numbered certificate will be issued.

        By using the Plan's share safekeeping service, participants no longer bear the risk associated with loss, theft or destruction of Common Stock certificates. Also, because shares deposited with the Administrator are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner. There is no charge for this custodial service.

        Participants who wish to deposit their Common Stock certificates with the Administrator must mail their request and their certificates to the Administrator. The certificates should not be endorsed.

        To insure against loss resulting from mailing certificates, the Administrator will provide mail insurance free of charge. To be eligible for certificate mailing insurance, a shareholder must observe the following guidelines. Certificates must be mailed in brown, pre-addressed return envelopes supplied by the Administrator. Certificates mailed to the Administrator will be insured for up to $25,000 current market value provided they are mailed first class. Participants should contact the Administrator for information about sending certificates having a current market value in excess of $25,000. Shareholders must notify the Administrator of any lost certificate claim within thirty (30) calendar days of the date the certificates were mailed. To submit a claim, a shareholder must be a participant in the Plan or the shareholder's loss must be incurred in connection with becoming a participant in the Plan.
   In the latter case, the claimant must enroll in the Plan at the time the insurance claim is processed. The maximum insurance protection provided is $25,000, and coverage is available only when the certificate(s) are sent to the Administrator in accordance with the guidelines described above.

        Insurance covers the replacement of shares of Common Stock, but in no way protects against any loss resulting from fluctuations in the value of such shares from the time the shareholder mails the certificates until such time as replacement can be effected.

        If the participant does not use the brown pre-addressed envelope provided by the Administrator, then certificates mailed should be insured for possible mail loss for 2% of the market value (minimum of $20.00); this represents the participant's replacement cost if the certificates are lost in transit to the Administrator.

   8. May I change my method of participation?

        Yes. You may change your method of participation at any time by completing and returning a new Enrollment Authorization Form to the Administrator. The change will become effective with the dividend payment following the receipt of your change instructions, so long as they are received by the Administrator prior to the record date for that dividend payment.

                            Additional Cash Payments

   9. How are Additional Cash Payments made?

      * Initial Investment or Additional Cash Payments - You may elect to invest in Common Stock at any time by making Additional Cash Payments of not less than $100 per payment nor more than $150,000 per year (including for this purpose the amount of your Initial Investment, if applicable). You may make Additional Cash Payments under each of the three dividend options described above in Question 5.

        All shares or fractional shares of Common Stock purchased for your Plan Account with Additional Cash Payments will be credited in book-entry form to your Plan Account.

        You may make Additional Cash Payments at any time or from time to time by forwarding to the Administrator a check or money order payable (in U.S. Dollars) to "First Chicago-Snap-on" together with one of the following:

        *    your Enrollment Authorization Form,

        *    the transaction form attached to each statement of your Plan
             Account, or

        *    written instructions to the Administrator.

        You should indicate your Plan Account number on all communications relating to your Plan account.

        The Company may, at its option, establish a procedure to allow employees of the Company to elect to have Additional Cash Payments automatically deducted from their paychecks.

        You may elect to have Additional Cash Payments transmitted to the Administrator via automatic deductions from your Bank Account. To initiate automatic investments, you must complete and sign an Authorization Form for Automatic Deductions and return it to the Administrator. Authorization forms will become effective as promptly as practicable; however, you should allow four to six weeks for your first investment to be initiated. You may thereafter change your Bank Account by forwarding a new, completed, valid and usable Authorization Form for Automatic Deductions to the Administrator.

        Once automatic deductions are begun, funds will be withdrawn from your Bank Account on either the 1st or 15th of each month, or both (as chosen by you), or the next business day if either the 1st or the 15th is not a business day, and will normally be invested within five business days (as described in Question 18). A fee in the amount equal to the Administrator's fee in connection with each automatic deduction (currently $2.00 per transaction, subject to change) will be subtracted from the amount drawn from your Bank Account prior to investment. In the event that at any time the designated bank routing number or Bank Account number proves unusable for any reason, the Administrator will advise you of the failed transmission and of the resulting inability to execute the transaction requested. In the event that a debit fails because the Bank Account has insufficient funds to cover the requested deduction, a separate fee will be charged to you.

   10.  When are Additional Cash Payments invested?

        Additional Cash Payments are invested in additional shares of Common Stock at least once per week on the Investment Date, so long as such Additional Cash Payments have been received by the Administrator prior to the applicable Investment Date. Any Additional Cash Payments received after this deadline will be held until, and invested on, the next Investment Date. However, the Administrator must return any such payment to you within thirty-five (35) days of its receipt if it has not invested such Additional Cash Payment in additional shares of Common Stock.

   11.  May I withdraw Additional Cash Payments?

        Yes. You may withdraw your uninvested Additional Cash Payments at any time by telephone or written request to the Administrator, so long as your request is received by the Administrator at least 48 hours prior to the Investment Date.

                                 Administration

   12.  Who administers the Plan?

        The Administrator administers the Plan, effects purchases and sales of Common Stock for the Plan, maintains physical custody of the certificates for shares of Common Stock credited to an account under the Plan in the name of its nominee, issues certificates for shares of Common Stock or effects the sale of shares of Common Stock which are withdrawn from the Plan, maintains records, sends statements of account to participants, provides and receives shareholder information and proxies for Plan participants and performs other duties relating to the Plan. The Company will perform certain bookkeeping and similar administrative functions, including providing the Administrator with dividend payments.

   13.  What reports will be sent to participants in the Plan?

        Whenever you purchase, sell or deposit shares through the Plan, you will promptly receive a transaction advice with the details of the transaction.

        All shares you hold or purchase through the Plan are recorded in your Plan Account. After each dividend reinvestment, you will receive a detailed statement showing the amount of the latest dividend reinvested, the purchase price per share, the number of shares purchased, the total book-entry shares held in your Plan Account and the number of shares registered in your name upon which dividends are reinvested. The statement will also show all year-to-date account activity, including purchases, sales, certificate deposits or withdrawals and dividend reinvestments. This will enable you to review your complete Plan Account book-entry holdings at a glance.

        On each quarterly statement and transaction advice you will find information such as how to buy or sell shares through the Plan and where to call or write for additional information. In addition, you will receive a comprehensive year-end statement summarizing activity in your Plan Account for the entire year, which is helpful for record keeping and tax purposes.

        You will be provided copies of communications sent to all shareholders generally, including the Company's annual report to shareholders, notice of annual meeting and proxy statement, and income tax information for reporting dividends paid.

   14.  What are the risks of participating in the Plan?

        As a participant, you bear the risk of fluctuations in the market price of the Common Stock in your Plan Account. Your investment risks in shares acquired and/or deposited for safekeeping under the Plan are no different from your investment risks in shares held directly by you. No interest will be paid on funds held by the Administrator pending investment under the Plan.

        The Company and the Administrator reserve the right to interpret and regulate the operation of the Plan as the Company deems necessary or desirable. Neither the Company nor any successor to the Company, the Administrator, its successor or other person serving in any capacity in connection with the Plan will be liable in connection with the interpretation, operation, regulation or administration of the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon the participant's death prior to receipt of written notice of such death, with respect to the price or prices at which shares of Common Stock are purchased or sold for a participant's account, concerning the times purchases or sales are made and the value of shares of Common Stock held for a participant's Plan Account.

                                    Purchases

   15. What is the source of shares of Common Stock purchased under the Plan?

        Shares of Common Stock purchased under the Plan will, in the Company's sole discretion, be newly issued shares of previously authorized and unissued Common Stock, treasury shares or shares purchased by the Administrator in market or negotiated transactions with persons other than the Company or its affiliates.

   16.  What will be the price of shares purchased under the Plan?

        The price per share of all shares of Common Stock purchased under the Plan will be the Average Price, as defined below:

      * In the case of purchases of the Company's authorized but unissued shares or treasury shares, the Average Price is determined by averaging the high and low sale prices of shares of Common Stock as reported on the New York Stock Exchange - Composite Transactions Reporting System on the applicable Investment Date.

      * In the case of purchases of shares in market or negotiated transactions, the Average Price will be the weighted average purchase price per share for all shares purchased for all participants for the applicable Investment Date.

        The Company will utilize the net proceeds from the sale of shares of Common Stock under the Plan for its general corporate purposes.

   17.  How many shares will be purchased for participants?

        The Administrator will apply all funds received by it from you or on your behalf to the purchase of shares of Common Stock. Your Plan Account will be credited in book entry form with the number of shares, including fractional shares, equal to the total amount to be invested for your account divided by the Average Price.

   18.  When will purchases of shares be made under the Plan?

        Purchases of shares from the Company under the Plan will be made on the applicable Investment Dates. The Investment Dates for cash dividends are the dividend payment dates. There will be at least one Investment Date per week for funds received from Initial Investments and Additional Cash Payments, except in each case where deferral is necessary to comply with applicable federal or state securities laws; however, if any of those days is not a day on which the Common Stock trades on the New York Stock Exchange, then the Investment Date will be the next trading day.
   Dividends are normally paid quarterly. In the event shares are purchased in market or negotiated transactions, such purchases will begin on the applicable Investment Date and will be completed as soon as practicable.

   19.  How will market purchases be made?

        Open market purchases and purchases made through negotiated transactions may be made by the Administrator, or an agent selected by the Administrator, acting on behalf of Plan participants on any securities exchange where the Common Stock is traded, in the over-the-counter market, or in negotiated transactions, and may be subject to terms agreed to by the Administrator or purchasing agent with respect to price, delivery, and other conditions. In making market purchases, the Administrator or purchasing agent may combine the funds of Plan participants. Neither the Company nor any participant will have any authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases are to be made.
   Government or exchange regulations may require the temporary curtailment or suspension of purchases of Common Stock under the Plan, and neither the Administrator nor the Company will be accountable for the inability to make purchases at those times. If a curtailment or suspension continues, uninvested funds held under the Plan will be refunded to the participants pursuant to the requirements of Questions 6 and 10.

                                    Transfers


   20.  May I transfer shares to the Plan Account of another person?

        You may elect to transfer to the Plan Account of any person any number of book-entry in your Plan Account. You may effect such transfer by delivering to the Administrator the documentation necessary to be completed and received prior to such transfer. The Administrator will deliver a notice of any such transaction to each such transferor and transferee advising of the subject transaction.

        If the transferee is already a Plan participant as of the date on which shares are credited to his/her Plan Account through a transfer, the payment of dividends allocable to such transferred shares will be made according to the instructions previously provided by the transferee for his/her Plan Account.

        If the transferee is not already a Plan participant as of the date on which shares are credited to his/her Plan Account through a transfer, the Administrator will open a Plan Account in the name of the transferee using the information provided by the transferor, and the Administrator will send the transferee a prospectus and any related documentation as soon as reasonably practicable, whereupon the transferee will be eligible to submit Additional Cash Payments to the Plan. Absent direction to the contrary from the transferor, the transferee's account will be enrolled in the Plan under the full dividend reinvestment option as described in Question 5. The transferee may change the investment option after the gift has been made as described in Question 8.

                                      Costs

   21.  Do I incur any expenses in connection with the Plan?

        The Company will pay all brokerage commissions and administration and service charges incurred in connection with the Plan and the purchase of shares of Common Stock under the Plan. However, you will be charged a transaction fee on (i) any sales of shares from your Plan Account (currently $15.00 per transaction plus $0.12 per share, subject to change) and (ii) purchases through electronic fund transfer transactions in an amount equal to the Administrator's fee in connection with such transaction (currently $2.00 per transaction, subject to change). You should also note the discussion in Question 29 regarding the federal income tax consequences to you of the Company's paying these costs.

                                     Voting

   22. How will shares credited to a participant's account under the Plan be voted at meetings of shareholders?

        You may vote any full shares credited to your Plan Account in person or by proxy. Your proxy voting card will include any full shares credited to your Plan Account and shares registered in your name. Shares credited to your Plan Account will not be voted unless you or your proxy vote them. Fractional shares will not be voted.

        You will be recognized as a shareholder of Common Stock for purposes of eligibility for admission to the Company's shareholder meetings, voting of the full shares of Common Stock allocable to your Plan Account, disposing of the shares of Common Stock allocable to your Plan Account, and the communications which the Company may from time to time send to its shareholders.

        Solicitation of the exercise of your voting rights by the management of the Company and others under a proxy or consent provision applicable to all beneficial holders of Common Stock will be permitted. Solicitation of the exercise of your tender or exchange offer rights by management of the Company and others will also be permitted.

                          Termination of Participation

   23.  How do I terminate participation in the Plan?

        You may terminate your participation in the Plan at any time by telephone or a written notice of termination to the Administrator.

   24.  When is a termination notice effective?

        Termination of your participation in the Plan will be effective upon the Administrator's receipt of your telephone or written notice of termination.

   25.  What will I receive upon termination?

        The Administrator will send you, as promptly as practicable after the Administrator's receipt of your telephone or written notice of termination, a certificate for the whole shares held in your Plan Account and a cash payment for any fractional share based upon the then current market value of the Common Stock less any brokerage commission, any service fee and any other costs of sale. However, you may request in your telephone or written notice of termination that all or part of the shares credited to your Plan Account be sold. In this case, the shares credited to your Plan Account will be sold by the Administrator. The sale price will be the average per share price of sales of Common Stock made by the Administrator on behalf of Plan participants on your sale date. The proceeds of the sale, less any brokerage commissions, a service fee and any other costs of sale will be forwarded to you by check by the Administrator as promptly as practicable.

               Modification, Suspension or Termination of the Plan

   26.  May the Plan be changed or discontinued?

        Yes. The Company and the Administrator reserve the right to amend, suspend, modify or terminate the Plan at any time. All participants will receive notice of any suspension, termination or significant amendment or modification of the Plan. If the Company terminates the Plan, then share certificates will be issued for any whole shares and cash payments will be made for any fractional shares credited to Plan Accounts (as described in Question 25 above).

                            Issuance of Certificates

   27. Will stock certificates be issued for shares of Common Stock purchased?

        Normally, you will not be issued certificates for Common Stock purchased for your Plan Account. Shares are held on behalf of the Plan participants by the Administrator. However, upon your telephone or written request, the Administrator will issue or cause to be issued to you a certificate for all or any portion of the full shares credited to your Plan Account.

                                 Sale of Shares

   28.  Can I sell shares held in my Plan Account?

        Participants may request the Administrator to sell any number of whole shares held in their Plan Accounts by completing the information on the bottom portion of their statement or by giving detailed written instructions to the Administrator. Alternatively, the participant may call 1-800-935-9330. This is an automated phone response system established by the Administrator. The Administrator will initiate the sale as soon as practicable after receiving the notification. Sales will be made for the participant's account on the open market by the Administrator. The Participant will receive the proceeds, less a service fee (currently $15.00 per transaction, subject to change), a brokerage commission (currently $0.12 per share sold, subject to change) and any other costs of sale. The net proceeds of shares sold through the Plan will be paid to the participant by check.

                        Federal Income Tax Considerations

   29. What are the federal income tax considerations of participation in the Plan?

        For federal income tax purposes, the Plan is designed to result in you and any nonparticipating shareholder receiving equivalent value as a result of cash dividends paid by the Company. If shares are acquired for your Plan Account as a result of reinvestment of cash dividends, then you will be treated as having received a taxable stock distribution equal to the full amount of money which could have been received as a cash dividend. If any brokerage commissions are paid by the Company in the acquisition of shares on your behalf, then you will also be treated as having received a constructive taxable distribution in the amount of these commissions. The Administrator will furnish you with annual information as to the amount of these taxable distributions to the extent required by law.

        Participants will not recognize taxable income when they receive certificates for shares credited to their Plan Account, either upon their request for such certificates or upon withdrawal from or termination of the Plan. However, participants will generally recognize gain or loss when full shares acquired under the Plan are sold or exchanged either through the Plan at their request or by the participants after withdrawal from or termination of the Plan. Participants will also generally recognize gain or loss when they receive cash payments for fractional shares credited to their account upon withdrawal from or termination of the Plan. The amount of gain or loss will be the difference between the amount a participant receives for his or her full shares or fractional shares and the tax basis for such shares. Generally, the gain or loss will be a capital gain or loss, long-term or short-term depending on the holding period. Currently, net long-term capital gains of certain taxpayers are taxed at lower rates than other items of taxable income.

        Your tax basis for shares purchased through the Plan (including fractional shares) will be equal to:

      * the amount of the reinvested dividends,

      * the amount of Additional Cash Payments,

      * the amount of your Initial Investment, if applicable, and

      * the amount of any brokerage commissions paid by the Company on your behalf.


        Your holding period for shares purchased through the Plan will begin on the day following the date on which those shares are credited to your Plan Account.

        Participants should not be treated as receiving an additional taxable distribution relating to their pro rata share of the Administrator's fees or other costs of administering the Plan, most of which will be paid by the Company. However, there can be no assurance that the Internal Revenue Service ("IRS") will concur with this position. The Company has no present plans to seek formal advice from the IRS on this issue.

        If you are a foreign shareholder subject to U.S. income tax withholding or are a U.S. shareholder subject to backup withholding on dividends, then you should consult with your tax adviser as to the effect of such withholding. Any amount invested on your behalf under these circumstances will be reduced by the amount of tax required to be withheld. Likewise, if you sell shares through the Plan and are subject to backup withholding, you will only receive the net cash proceeds from such sale.

        THE ABOVE DISCUSSION SETS FORTH THE GENERAL FEDERAL INCOME TAX CONSEQUENCES FOR AN INDIVIDUAL PARTICIPATING IN THE PLAN. THIS DISCUSSION IS NOT, HOWEVER, INTENDED TO BE AN EXHAUSTIVE TREATMENT OF SUCH TAX CONSIDERATIONS. FUTURE LEGISLATIVE CHANGES OR CHANGES IN ADMINISTRATIVE OR JUDICIAL INTERPRETATIONS, SOME OR ALL OF WHICH MAY BE RETROACTIVE, COULD SIGNIFICANTLY ALTER THE TAX TREATMENT DISCUSSED HEREIN.
   ACCORDINGLY, AND BECAUSE TAX CONSEQUENCES MAY DIFFER AMONG PARTICIPANTS IN THE PLAN, EACH PARTICIPANT IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES (INCLUDING STATE INCOME TAX CONSEQUENCES) THAT MAY RESULT FROM PARTICIPATION IN AND THE SUBSEQUENT DISPOSAL OF SHARES PURCHASED UNDER THE PLAN.

                                Other Information

   30. What happens if the Company pays a stock dividend, declares a stock split, or makes a rights offering?

        Any stock dividends or split shares of Common Stock distributed by the Company on shares held by the Administrator for a participant's Plan Account or held by the participants in the form of stock certificates will be added to the participant's Plan Account. In the event of any change in the outstanding shares of Common Stock subsequent to the date of this Prospectus by reason of any stock dividend, stock split, rights offering on similar transaction, the number of shares of Common Stock covered by this Prospectus will be appropriately adjusted automatically.

        In the event of a rights offering, the participant will receive rights based upon the total number of whole shares owned, that is, the total number of shares registered in the participant's name and the total number of whole shares held in the participant's Plan account.


   31.  How can I communicate with the Administrator regarding the Plan?

        All correspondence and inquiries concerning the Plan should be directed to:

        Snap-on Dividend Reinvestment and Direct Stock Purchase Plan First Chicago Trust Company of New York
        P.O. Box 2598
        Jersey City, NJ  07303-2598

        Be sure to include a reference to Snap-on in your correspondence.

        Telephone

        Shareholder customer service, including sale of shares:
        1-800-446-2617
        An automated voice response system is available 24 hours a day, 7 days a week.

        Customer service representatives are available 8:30 a.m. - 7:00 p.m. Eastern time each business day.

        Non-shareholders requesting Plan material: 1-800-501-9474
        Available 24 hours a day, 7 days a week.

        TDD: 1-201-222-4955 Telecommunications device for the hearing impaired.

        Foreign language translation service for more than 140 foreign languages is available.

        Internet

        The Administrator's Internet address is "http://www.fctc.com". Messages forwarded on the Internet will be responded to within one business day.

        E-Mail

        The Administrator's E-Mail address is "fctc@em.fcnbd.com"


   DESCRIPTION OF PREFERRED STOCK PURCHASE RIGHTS

        On August 22, 1997, the Board of Directors of the Company (the "Board") declared a dividend distribution of one Right on each outstanding share of Common Stock to stockholders of record on November 3, 1997. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"). The description of the Rights contained herein is qualified in its entirety by reference to the Rights Agreement.

        Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding. Subject to certain exceptions specified in the Rights Agreement, the Rights will be represented by the Common Stock certificates and will not be exercisable or transferable apart from the Common Stock until the earlier to occur of
   (i) ten business days following a public announcement that a person or group (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender or exchange offer that will result in the person becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"). Each Right may then be exercised to purchase from the Company a unit consisting of one one-hundred and fiftieth of a share of Series A Junior Preferred Stock of the Company (the "Preferred Stock") at a purchase price of $190 subject to antidilution adjustments. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such certificates; (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. The Rights expire at 5:00 P.M. (Chicago, Illinois time) on November 3, 2007, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company.

        In the event that a person becomes an Acquiring Person (other than pursuant to an offer for all outstanding shares of Common Stock determined by at least a majority of the independent directors to be at a price which is fair and not inadequate, after receiving advice from one or more investment banking firms (a "Qualified Offer")), each holder of a Right (other than Rights that are, or under certain circumstances were, held by the Acquiring Person) will thereafter have the right to receive Common Stock (or, in certain circumstances, cash or other property) having a value equal to two times the exercise price of the Right. However, Rights are not exercisable following the occurrence of such an event until such time as the Rights are no longer redeemable by the Company as set forth below.

        If (i) the Company engages in a merger or other business combination in which (a) the Company is not the surviving corporation (other than pursuant to a Qualified Offer) or (b) the Company is the surviving corporation and the Common Stock is changed or exchanged or (ii) 50% or more of the Company's assets are sold or transferred, each holder of a Right other than the Acquiring Person will have the right to receive, upon exercise, common stock of the surviving company having a value equal to two times the exercise price of a Right.

        At any time after a person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock, the Board may exchange the Rights at an exchange ratio of one share of Common Stock or one one-hundred and fiftieth of a share of Preferred Stock per Right. Under certain circumstances, the Board may redeem the Rights, in whole but not in part, at a price of $.01 per Right. The Rights have the effect of causing ownership dilution to a person or group attempting to acquire the Company without approval of Board.

   USE OF PROCEEDS

        The Company is unable to predict the number of shares of Common Stock that will be purchased directly from it under the Plan or the prices at which the shares will be purchased. To the extent that the Common Stock offered hereby is purchased directly from the Company, the net proceeds from the sale will be added to the general funds of the Company and will be used for general corporate purposes.

        The Company will pay all fees, commissions and expenses incurred in connection with the Plan, except for certain electronic funds transfer fees (currently $2.00 per transaction, subject to change) and fees associated with sales of shares from a participant's Plan Account (currently $15.00 per transaction and $0.12 per share sold, subject to change), which fees shall be paid by the participants.

   AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements, and other information with the Commission. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The omitted information may be obtained as set forth herein.

   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents and amendments thereto which have been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-7724), are incorporated by reference into this Prospectus: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) all other reports filed since December 31, 1996 by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act; (iii) the description of the Preferred Stock Purchase Rights of the Company contained in the Registration Statement on Form 8-A dated October 14, 1997, including any amendment or report filed for the purpose of updating such description; and (iv) the description of Common Stock of the Company contained in the Registration Statement on Form 8-A dated January 12, 1978, including any amendment or report filed for the purpose of updating such description.

        Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold will be deemed to be incorporated by this reference into this Prospectus from the date of filing of such documents, and this Prospectus and the Registration Statement will be deemed to be modified or superseded by such documents.

        The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of the Company's current annual report to shareholders and of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Public Relations Department, Snap-on Incorporated, 2801-80th Street, Kenosha, Wisconsin 53141-1410; telephone (414) 656-5200.

                                 1,984,000 Shares

                              SNAP-ON INCORPORATED

                                  Common Stock
                             ______________________

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                             ______________________


                                ________ __, 1997


                                TABLE OF CONTENTS

                                                                         Page

   Description of the Plan . . . . . . . . . . . . . . . . . . . . . . . .  2
   Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Advantages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Additional Cash Payments  . . . . . . . . . . . . . . . . . . . . . . .  6
   Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
   Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
   Termination of Participation  . . . . . . . . . . . . . . . . . . . .   12
   Modification, Suspension or Termination of the Plan . . . . . . . . .   12
   Issuance of Certificates  . . . . . . . . . . . . . . . . . . . . . .   12
   Federal Income Tax Considerations . . . . . . . . . . . . . . . . . .   13
   Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   Description of Preferred Stock Purchase Rights  . . . . . . . . . . . . 16
   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
   Available Information . . . . . . . . . . . . . . . . . . . . . . . .   17
   Incorporation of Certain Documents by Reference . . . . . . . . . . . . 18

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.  Other Expenses of Issuance and Distribution

        Filing Fee for Registration Statement  . . . . . . . . . . $  17,713
        Printing . . . . . . . . . . . . . . . . . . . . . . . . . .   1,000*
        Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . 3,000*
        Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . . . 1,000*
        Auditors' Fees and Expenses  . . . . . . . . . . . . . . . . . 1,000*
        Miscellaneous Expenses . . . . . . . . . . . . . . . . . . . . 9,000*
                                                                    --------
        Total  . . . . . . . . . . . . . . . . . . . . . . . . .  $  32,713 *
                                                                    ========
   _________

   * Estimated

        Certain accounting, legal, and other services related to this Registration Statement have been performed by employees of the Registrant in the normal course of their employment duties and the costs associated with such services cannot be reasonably estimated.

   Item 15.  Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding. The Company's Bylaws provide generally for indemnification, to the fullest extent permitted by Delaware law, of a director and officer who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he is or was a director or officer of the Company or was serving at the request of the Company as a director, officer, employee or agent of certain other related entities. The Bylaws provide that the indemnification will cover all costs, charges, expenses, liabilities and losses reasonably incurred by the director or officer. The Bylaws further provide that a director or officer has the right to be paid expenses incurred in defending a proceeding, except the amount of any settlement, in advance of its final disposition upon receipt by the Company of an undertaking from the director or officer to repay the advances if it is ultimately determined that he is not entitled to indemnification.

        The Company has entered into Indemnification Agreements with its directors. The Indemnification Agreements provide generally that the Company must promptly advance directors all reasonable costs of defending against certain litigation upon request of a director, and must indemnify such director against liabilities incurred in connection with such litigation to the extent that such director is successful on the merits of the proceeding, or, if unsuccessful, to the extent that such director acted in good faith. However, no indemnification will be made under the Agreement if the director is found to not have acted in good faith. The advance is subject to repayment under certain circumstances.

        The directors and officers of the Company are also covered by insurance policies indemnifying them (subject to certain limits and exclusions) against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

   Item 16.  Exhibits

        The exhibits filed herewith or incorporated herein by reference are set forth on the attached Exhibit Index.

   Item 17.  Undertakings

             The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)  To include any prospectus required by
             Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or
             events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii)     To include any material information
             with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that the undertakings set forth in paragraphs
        (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Kenosha, State of Wisconsin, on November 30, 1997.


                                 SNAP-ON INCORPORATED



                            By:  /s/ R.A. Cornog
                                 R.A. Cornog, Chairman of the Board,
                                 President and Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of November 30, 1997, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Donald S. Huml and Susan
   F. Marrinan, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Signature                                          Title

    /s/ R.A. Cornog                   Chairman of the Board, President and
    R.A. Cornog                         Chief Executive Officer (Principal
                                        Executive Officer)

    /s/ D.S. Huml                     Senior Vice President - Finance and
    D.S. Huml                           Chief Financial Officer (Principal
                                        Financial Officer and
                                        Principal Accounting Officer)

    /s/ B. M. Beronja                                Director
    B. M. Beronja


    /s/ D.W. Brinckman                               Director
    D.W. Brinckman


    /s/ B.S. Chelberg                                Director
    B.S. Chelberg


    /s/ R.J. Decyk                                   Director
    R.J. Decyk


    /s/ R.F. Farley                                  Director
    R.F. Farley


    /s/ L.A. Hadley                                  Director
    L.A. Hadley


    /s/ A.L. Kelly                                   Director
    A.L. Kelly


    /s/ G.W. Mead                                    Director
    G.W. Mead


    /s/ E.H. Rensi                                   Director
    E.H. Rensi


    /s/ J.H. Schnabel                                Director
    J.H. Schnabel

                                  EXHIBIT INDEX

       Exhibit
       Number                           Description

           4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(a) to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 1-7724).

           4.2 Bylaws of the Company (incorporated herein by reference to Exhibit 3(b) to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 30, 1995, File No. 1-7724).

           4.3 Rights Agreement dated as of August 22, 1997, between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated herein by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated August 22, 1997, File No. 1-7724).

           5       Opinion of Susan F. Marrinan, Esq.

          23.1     Consent of Arthur Andersen LLP.

          23.2     Consent of Susan F. Marrinan, Esq. (contained in
                   Exhibit 5 hereto).

          24 Power of Attorney (included in the signature page to the Registration Statement).